                                                                    Exhibit 99.1


AFC ENTERPRISES APPOINTS HAROLD M. (SONNY) COHEN AS SENIOR VICE PRESIDENT OF LEGAL AFFAIRS, GENERAL COUNSEL AND CORPORATE SECRETARY

ATLANTA, Sept. 6 -- AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, today announced the appointment of Harold M. (Sonny) Cohen as General Counsel and Corporate Secretary effective September 1, 2005. Mr. Cohen, who was previously Deputy General Counsel for AFC and General Counsel for its Popeyes division, succeeds Allan Tanenbaum who resigned from his position as AFC's General Counsel and Corporate Secretary but will continue to serve as the Company's Senior Vice President of Legal Affairs for certain transition matters.

Mr. Cohen, age 42, joined AFC in 1995 as Corporate Counsel. In 2001, Mr. Cohen was named a Vice President of the Company and in March 2002, Mr. Cohen was named Deputy General Counsel with the responsibilities of managing the Company's transactional legal affairs including securities, corporate, franchising, real estate, corporate finance, IT, and brand portfolio matters. Most recently, Mr. Cohen played a key role in the divestiture of the Company's Church's Chicken(TM), Cinnabon(R) and Seattle Coffee Company businesses. Prior to joining the Company, he was in private legal practice for seven years after graduating from Georgetown University Law School. Mr. Cohen reports directly to Ken Keymer, the current President of Popeyes, who assumed the role of AFC's Chief Executive Officer effective September 1, 2005 as reported on June 3, 2005.

Ken Keymer stated, "Sonny's extensive legal experiences, coupled with his proven passion for our business, have prepared him well to lead the legal activities for AFC. I am proud of the Popeyes team that we have assembled to lead the Company into the future."

After almost four years with AFC, Mr. Tanenbaum resigned his position effective August 31, 2005 to pursue other business opportunities. He will continue to serve as the Company's Senior Vice President of Legal Affairs for certain transition matters. During Mr. Tanenbaum's tenure, he has been responsible for AFC's initial public and secondary offerings, securities matters, litigation, and implementation of strategic alternatives including divestitures.

"Allan has been a great partner to help identify, facilitate and drive value for AFC and all our stakeholders. His many professional and civic contributions and achievements have benefited not only AFC but our entire community," stated AFC Chairman Frank Belatti.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes(R) Chicken & Biscuits, the world's second-largest quick-service chicken concept based on number of units. As of July 10, 2005, Popeyes had 1,827 restaurants in the United States, Puerto Rico, Guam and 25 foreign countries. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brand are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: adverse effects on operations from Hurricane Katrina, its ability to recover related losses from its insures and the economic impact on consumer spending in markets affected by Katrina, adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, failure to obtain court approval of the settlement agreements relating to such litigation, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, competition from other restaurant concepts and food retailers, the need to continue to improve our internal controls, failure to successfully complete the merger of our AFC corporate function into the Popeyes corporate function, limitations on our business under our 2005 Credit Facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2004 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

Contact Information:


Alicia Thompson, VP, Popeyes Communications & Public Relations


(404) 459-4572 or popeyescommunications@popeyes.com